                                                                   EXHIBIT 23.6

                        CONSENT OF COOPERS & LYBRAND LLP

     We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement of Suiza Foods Corporation on Form S-3 (Registration No. 333-45749) of our report dated July 31, 1997, with respect to the combined financial statements of The Garelick Companies, included in the Current Report on Form 8-K filed July 14, 1997, as amended on August 22, 1997, of Suiza Foods Corporation, and to the reference to us under the heading "Experts" in this Prospectus which is part of such Registration Statement.

                                                    /s/ COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
February 16, 1998